UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) August 17, 2010


                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


      Delaware                            1-3390              04-2260388
(State or other jurisdiction of       (Commission         (I.R.S. Employer
 incorporation)                        File Number)      Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
  (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (913) 676-8800


                            Not Applicable
    (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2010, Seaboard Corporation entered into an Engineering, Procurement and Construction Contract (the "EPC Contract") with Wartsila Finland OY, a company incorporated under the laws of Finland, ("Wartsila"). Pursuant to the EPC Contract, Wartsila will design, engineer and construct a gas diesel engine combined cycle barge-mounted generating power plant, with a total net capacity of 106 megawatts (108 megawatts when running on heavy fuel oil) for the delivery and sale of electricity in the Dominican Republic. The contract amount payable by Seaboard is EUR 83,573,371 (approximately US$107,650,000), with EUR 15,990,299 (approximately US$20,600,000) initially paid, and the balance payable over the estimated 16 month construction period. The foregoing statement is not intended to be a complete description of all terms and conditions of the EPC Contract.

                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  August 23, 2010

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Chief Financial Officer


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